Exhibit 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*******], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WORLD LIKELY CAUSE COMPETITIVE HARM TO SECURITY MATTERS LTD. IF PUBLICLY DISCLOSED

ADDENDUM TO LICENSE AGREEMENT

THIS ADDENDUM TO LICENSE AGREEMENT (the “Addendum”) is made and entered into as of the 30th day of April, 2019 (“Addendum Effective Date”), by and between ISORAD LTD. (“Isorad”), and SECURITY MATTERS, LTD. (“Company”).

W I T N E S S E T H:

WHEREAS, Isorad and Company are parties to a License Agreement dated January 1st 2015, as amended on June 10th, 2018 (“Amendment” and collectively, the “Agreement”);

WHEREAS, the Company seeks to exploit the Licensed Technology together with Trifecta Industries Ltd. (“Trifecta”), for commercializing various applications in the diamonds and precious stones industry (the “Diamond Field”) through establishment of a joint company (the “Joint Company”); and

WHEREAS, the Company wishes to grant the Joint Company certain rights pursuant to and subject to the Agreement for use solely within the Diamond Field; and

WHEREAS, the Company undertakes to have the Joint Company adopt, acknowledge and accept this Addendum immediately following its incorporation.

NOW THEREFORE, the Parties agree as follows:

1. Interpretation. All capitalized terms used but not defined in this Addendum shall have the meanings set forth in the Agreement.

2. Joinder. By execution of this Addendum, the Joint Company shall be automatically added to the Agreement as an additional licensee in the Field, jointly and severally with the Company, solely with respect to the Diamond IP (as defined below).

3. Title. All rights in and to any intellectual property based on, that comprise, contain, derived from and/or incorporate, in whole or in part, Licensed Technology related to the Diamond Field that was, is and/or will be developed (i) by or for the Company and assigned to the Joint Company, and (ii) by or for the Joint Company (the “Diamond IP”) shall be jointly owned in equal parts by the Company, the Joint Company and Soreq. Patents and other registerable rights on the Diamond IP shall be filed, registered and prosecuted in the names of all three joint owners at the sole cost and expense of the Company and/or the Joint Company. Sections 9 and 10 of the Agreement shall apply with the necessary adjustments to all such patents and registerable rights.

4. Obligations of the Joint Company. The Joint Company has read the Agreement and agrees to be bound towards Isorad and Soreq with respect to the Diamond IP and related Licensed Products by all the obligations, terms and conditions of the Company in the Agreement, as if it was another original licensee under the Agreement, jointly and severally with the Company, including without limitations, Sections 2, 6, 8, 9, 10, 11, 12, 13 and 14 of the Agreement. Notwithstanding the foregoing, the Royalty rate on Gross Sales of the Joint Company and the Sublicense Royalties of the Joint Company shall be 4.2% (and not 2.2% that applies solely to the Company and its other Affiliates) and further, Section 10 of the Amendment shall not apply to the Joint Company. The foregoing does not and shall not derogate from the Company’s obligations under the Agreement, it being clarified that there will be no double counting of Gross Sales or Sublicense Receipts (or any other amount on which Isorad is entitled to payment under the Agreement). Any breach by the Joint Company of the Agreement shall be regarded as a breach of the Company, provided that in the event such breach is curable, it was not cured by the Joint Company or the Company within 30 days of Isorad’s written notice of breach.

5. Transfer of Diamond IP. Without derogating from Section 4 above, the Company shall not sell any of the Company’s shares in the Joint Company and the Joint Company shall not sell the Diamond IP, in whole or in part, to any third party, without the prior written approval of Isorad, Soreq and the regulators and governmental authorities of Israel.

6. Exit Fee. In addition to the provisions of the Agreement applicable to the Company, the Company and the Joint Company shall provide Isorad with a prior notice of any Exit Event (as defined below) of the Joint Company. Isorad shall be entitled to a fee equal to 1% of the Exit Consideration (the “Exit Fee”) of two Exit Events (i.e. twice) at its choice.

In this section

“Exit Consideration” means the total consideration paid to, received by, or distributed to, the Joint Company and/or its shareholders and/or its Affiliates in connection with an Exit Event, of any nature, including, without limitation, all cash, securities or other property which is received by Joint Company and/or its shareholders in connection with such Exit Event.

“Exit Event” means a transaction or series of transactions producing in a combined fashion one event, which is (a) a merger with a third party, excluding a merger following which Joint Company is the surviving corporation and the shareholders of the Joint Company prior to the merger constitute the majority of the shareholders following such merger; (b) acquisition type transaction involving the sale of all or a substantially of the shares of the Joint Company to an acquiring Person or merged Person; (c) the sale of all or substantially all the assets of the Joint Company; or (c) any initial public offering of the Joint Company’s shares (“IPO”); excluding, in all cases, a transaction with a subsidiary or a transaction effected for the sole purpose of changing the domicile or corporate restructuring and/or reorganization.

7. Expenses. The Company shall reimburse Isorad’s external legal fees in connection with (a) the prior amendments to the Agreement (and related negotiations) in the amount of NIS 21, 862 (including VAT), and (b) this Addendum to the extent incurred. Payment shall be made no later than 30 days following the execution of this Addendum by all three parties.

8. Amendment Fee. The Company agrees that in the event any additional amendment or addendum to the Agreement is required, it shall pay Isorad a fixed fee of US$ 15,000 for such amendment (which fee shall cover all of Isorad’s internal and external expenses in connection with such request through execution of the amendment or addendum).

9. No Other Changes. Except as set forth herein, all provisions of the Agreement shall remain unchanged.

10. Counterparts. The Parties may execute this Addendum in two or more counterparts, each of which shall be deemed an original.

[signature page follows]

IN WITNESS WHEREOF, the parties hereby sign this Addendum to License Agreement:

Isorad LTD.		Security Matters LTD.

By:	[*******]	By:	/s/ Haggai Alon
Name:	[*******]	Name:	Haggai Alon
Title:	[*******]	Title:	CEO

By:	[*******]	By:
Name:	[*******]	Name:
Title:	[*******]	Title:

ACCEPTED AND AGREED:

JOINT COMPANY

By:
Name:
Title:

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